                                                                    EXHIBIT 23.2

          CONSENT OF MARVIN AND COMPANY, P.C., INDEPENDENT ACCOUNTANTS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1998 with respect to the consolidated financial statements of Power Technologies, Inc. as of and for the year ended December 31, 1997, and the use of our review report dated March 25, 1998 with respect to the consolidated financial statements of Power Technologies, Inc. as of and for the years ended December 31, 1996 and 1995, included in the joint Prospectus and Proxy Statement of Stone & Webster, Incorporated and Power Technologies, Inc. that is made part of the Registration Statement on Form S-4 of Stone & Webster, Incorporated for the registration of its shares of common stock and certain rights relating to shares of its common stock and preferred stock.


                                             /s/ Marvin and Company, P.C.


Schenectady, New York
July 14, 1998